Exhibit 99.1

Millipore Reports First Quarter Financial Results

BILLERICA, Mass. – May 2, 2007 – Millipore Corporation (NYSE:MIL), a leading provider of products and services that improve productivity and results in biopharmaceutical manufacturing and in clinical, analytical and research laboratories, today reported financial results for its first quarter ended March 31, 2007.

Revenues for the first quarter grew 39 percent, totaling $372.0 million. Changes in foreign exchange rates during the quarter increased total revenue growth by approximately 5 percent. Excluding currency rate changes and acquisitions, Millipore’s organic revenue growth in the first quarter was 8 percent, which included 10 percent growth in its Bioprocess Division and 6 percent growth in its Bioscience Division.

On a GAAP basis, the Company reported first quarter net income of $26.7 million, or $0.49 per share. Non-GAAP net income in the first quarter was $40.5 million, or $0.74 per share. Stock-based compensation expense in the first quarter was $2.9 million, or $0.03 per diluted share, and is reflected in both GAAP and non-GAAP earnings per share. A reconciliation of all GAAP to non-GAAP financial measures is provided in the Company’s financial tables accompanying this press release.

“We generated healthy revenue growth, increased non-GAAP profitability, and improved cash flow during the first quarter and we are on track to deliver a strong year of operational performance,” said Martin Madaus, Chairman & CEO of Millipore. “Our Bioprocess Division had a solid quarter due to strong demand for our consumable products that are used in the production of biologic drugs and vaccines. In addition to generating double-digit organic growth, the division has significantly accelerated the pace of new product launches and increased the value of our R&D pipeline. This quarter we launched several innovative products which will improve our customers’ productivity and help us to sustain our growth in the future.

“Our Bioscience Division continues to expand its presence in important profitable markets such as cell biology, protein research, and cell signaling. The primary focus of the division is on finishing our integration of Serologicals and increasing the productivity of our sales organization. By deploying our larger product portfolio and new combined capabilities, we will be able to expand our sales coverage and increase the value we provide to our life science customers. We expect to generate significant value from these efforts in the second half of this year.”

First Quarter Highlights

•	Bioprocess Division generated 10 percent organic revenue growth led by strong sales of consumable products used in biopharmaceutical production

•	Bioprocess Division launched seven new products at last week’s INTERPHEX® 2007 Conference, including a new disposable mixer and SMART™ RFID technology embedded in filtration products

•

Bioscience Division launched new media and cell lines for stem cell research, a new service for kinase profiling, and approximately 300 new antibodies to expand the Company’s leading portfolio of research reagents

•	Non-GAAP operating margins increased 170 basis points year-over-year from 17.7 percent to 19.4 percent

•	Cash flow from operations increased year-over-year by approximately $34 million

•	The Company reversed $9.1 million of previously accrued taxes in the first quarter, resulting in a benefit to net income

Revenue Growth by Geography ($ millions):

	Three Months Ended
	March 31, 2007	April 1, 2006	% Growth
Americas	$162.7	$113.1	44%
Europe	146.5	109.0	34%
Asia/Pacific	62.8	46.3	36%

Total	$372.0	$268.4	39%

Revenue Growth by Division ($ millions):

	Three Months Ended
	March 31, 2007	April 1, 2006	% Growth
Bioprocess	$214.3	$163.6	31%
Bioscience	157.7	104.8	51%

Total	$372.0	$268.4	39%

Quarterly Earnings Call

Millipore will host a conference call and webcast to discuss its financial results, business outlook, and related corporate and financial matters at 4:45 p.m. Eastern Time today. The call can be accessed through Millipore’s website: http://www.millipore.com. A replay of the call will be archived on the Investor Relations section of the website and will also be available via telephone by dialing (800) 642-1687 or (706) 645-9291 and entering confirmation code: 3836444. The telephonic replay will be available beginning at 8:00 p.m. ET on May 2, 2007 until 11:59 p.m. ET on May 5, 2007.

About Millipore

Millipore is a leading provider of products and services that improve productivity and results in biopharmaceutical manufacturing and in clinical, analytical and research laboratories. The Company is organized in two operating divisions. Its Bioprocess Division helps pharmaceutical and biotechnology companies to optimize their manufacturing productivity, ensure the quality of drugs, and scale up the production of difficult-to-manufacture biologics. Its Bioscience Division helps optimize laboratory productivity and workflows by providing reagents, kits and other enabling technologies and products for life science research and development. Millipore has a deep understanding of its customers' research and manufacturing process needs, and offers reliable and innovative tools, technologies and services. The Company is part of the S&P 500 Index and employs approximately 6,000 employees worldwide. For additional information on Millipore Corporation, please visit its website at: www.millipore.com.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release – which are non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP pre-tax income, non-GAAP net income, and non-GAAP diluted earnings per share – exclude costs related to our manufacturing consolidation strategy, acquisition integration and restructuring expenses related to the acquisition of Serologicals, amortization of intangible assets, inventory fair value adjustments related to business acquisitions, and a change in a tax accrual. There are limitations in using non-GAAP financial measures as they are not prepared in accordance with generally accepted accounting principles and may be different than non-GAAP financial measures used by other companies.

We believe that the non-GAAP financial measures provide useful and supplementary information to investors regarding our quarterly performance. It is our belief that these non-GAAP financial measures have been particularly useful to investors over the last couple of years because of the significant changes that have occurred outside of our day-to-day business in accordance with the execution of our new strategy. This strategy includes strengthening our leadership position with bioscience customers, becoming a strategic supplier in bioscience research markets, leading our industry in product quality and manufacturing effectiveness, becoming a magnet for talent, and doubling the value of the Company between 2004 and 2009. The financial impact of certain elements of these activities, particularly our manufacturing consolidation strategy, and acquisitions, are often large relative to our overall financial performance and most of the related charges are recorded in one or two financial quarters but not in other financial quarters, which can adversely affect the comparability of our results on a period-to-period comparable basis. As an example, the scope and scale of our manufacturing consolidation strategy was the largest in our history. When we complete this initiative, we will have closed six manufacturing plants.

We regularly use non-GAAP financial measures internally to understand, manage, and evaluate our business results and make operating decisions. We also measure our employees and compensate them, in part, based on such non-GAAP measures. For the same reasons, we also use this information for our forecasting activities. The non-GAAP financial measures presented herein also facilitate comparisons to our historical operating results, which have consistently been presented in this manner.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of the financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release. Our earnings guidance, however, is only provided on a non-GAAP basis. It is not feasible to provide GAAP diluted earnings per share guidance because the items excluded, other than amortization expense, are difficult to predict and estimate and are primarily dependent on future events.

Forward Looking Statements:

The matters discussed herein, as well as in future oral and written statements by management of Millipore Corporation that are forward-looking statements, are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements.

Potential risks and uncertainties that could affect Millipore's future operating results include, without limitation, the inability to successfully integrate Serologicals or other acquired businesses; failure to achieve design wins into our pharmaceutical and biotechnology customers’ manufacturing design phase for a particular drug; delay, suspension or termination of a customer’s volume production; lack of availability of raw materials or component products on a timely basis; regulatory delay in the approval of new therapeutics; limitations on cash flow available for operations and investment due to increased debt service obligations; the inability to establish and maintain necessary product and process quality levels; reduced demand for cell culture products using bovine serum; the inability to realize the expected benefits of development, marketing, licensing and other alliances; competitive factors such as new membrane or chromatography technology; the inability to achieve anticipated cost benefits of our supply chain initiative; risks relating to our concentration of principal manufacturing operations; the inability to utilize technology in current or planned products due to overriding rights by third parties; potential environmental liabilities; conditions in the economy in general and in the bioscience and bioprocess markets in particular; foreign exchange fluctuations; reduced private and government research funding; exposure to product liability claims; and difficulties inherent in transferring or outsourcing of manufacturing operations. Please refer to our filings with the SEC, including our most recent Annual Report on Form 10-K, for more information on these and other risks that could cause actual results to differ.

-tables follow-

Contacts:

Joshua Young

Director, Investor Relations

Millipore Corporation

(978) 715 - 1527

(800) 225 - 3384

joshua_young@millipore.com

Lynn Garvin

Vice President, Corporate Communications

Millipore Corporation

(978) 715 – 1043

lynn_garvin@millipore.com

Millipore Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31, 2007	April 1, 2006
Net sales	$371,992	$268,415
Cost of sales	182,129	125,772

Gross profit	189,863	142,643
Selling, general and administrative expenses	122,844	82,286
Research and development expenses	27,464	18,413

Operating income	39,555	41,944
Interest income	471	6,892
Interest expense	(16,748)	(4,193)

Income before income taxes and minority interest	23,278	44,643
(Benefit)/provision for income taxes	(4,350)	10,015
Minority interest	969	97

Net income	$26,659	$34,531

Diluted earnings per share	$0.49	$0.64

Diluted weighted average shares outstanding	54,734	53,883

Millipore Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$56,566	$77,481
Accounts receivable, net	278,606	277,410
Inventories	256,407	256,666
Assets held for sale	18,808	17,150
Deferred income taxes and other current assets	79,096	80,648

Total current assets	689,483	709,355
Property, plant and equipment, net	527,698	525,903
Deferred income taxes	16,395	8,366
Intangible assets, net	473,699	488,303
Goodwill	1,012,782	1,014,194
Other assets	25,288	25,370

Total assets	$2,745,345	$2,771,491

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Notes payable	$100,000	$100,000
Accounts payable	105,412	110,017
Accrued expenses and other current liabilities	140,091	172,091
Income taxes payable and deferred income taxes	7,646	19,722

Total current liabilities	353,149	401,830
Long-term debt	1,296,334	1,316,256
Deferred income taxes	13,946	16,121
Other liabilities	83,177	83,793
Minority interest	5,127	5,080
Shareholders' equity	993,612	948,411

Total liabilities and shareholders' equity	$2,745,345	$2,771,491

Millipore Corporation

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	March 31, 2007	April 1, 2006
Cash flows from operating activities:
Net income	$26,659	$34,531
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	30,331	13,480
Stock-based compensation	2,916	2,603
Deferred income tax (benefit) provision	(3,508)	4,339
Business acquisition inventory fair value adjustments	9,165	—
Other	(5,677)	(6,858)
Changes in operating assets and liabilities:
Accounts receivable	875	(18,730)
Inventories	(7,149)	(9,858)
Other assets	(5,516)	(2,708)
Accrued income taxes	(7,613)	(13,575)
Other liabilities	(30,864)	(27,344)

Net cash provided by (used in) operating activities	9,619	(24,120)

Cash flows from investing activities:
Additions to property, plant and equipment	(22,576)	(21,722)
Proceeds/purchases of marketable securities, net	—	29,003
Other	251	—

Net cash (used in) provided by investing activities	(22,325)	7,281

Cash flows from financing activities:
Proceeds from issuance of common stock under stock plans	15,396	37,372
Repayments of revolver borrowings	(28,822)	—
Other	(1,014)	6,955

Net cash (used in) provided by financing activities	(14,440)	44,327

Effect of foreign exchange rates on cash and cash equivalents	6,231	1,759

Net (decrease) increase in cash and cash equivalents	(20,915)	29,247
Cash and cash equivalents at beginning of period	77,481	537,052

Cash and cash equivalents at end of period	$56,566	$566,299

Millipore Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

Three Months Ended March 31, 2007

(dollars in thousands, except EPS data)

	Gross Profit	Gross Profit Margin	Operating Income	Operating Margin	Pre-tax Income	Net Income	Diluted EPS
GAAP results, three months ended March 31, 2007	$189,863	51.0%	$39,555	10.6%	$23,278	$26,659	$0.49
Non-GAAP adjustments:
Costs related to manufacturing consolidation strategy	3,748	1.0%	3,748	1.0%	3,748	2,652	0.05
Business acquisition inventory fair value adjustments	9,165	2.5%	9,165	2.5%	9,165	6,484	0.12
Acquisition integration and restructuring expenses	586	0.2%	5,020	1.4%	5,020	3,551	0.06
Purchased intangibles amortization	2,355	0.6%	14,545	3.9%	14,545	10,290	0.19
Change in tax accrual	—	—	—	—	—	(9,100)	(0.17)

Total non-GAAP adjustments	15,854	4.3%	32,478	8.8%	32,478	13,877	0.25

Non-GAAP results, three months ended March 31, 2007	$205,717	55.3%	$72,033	19.4%	$55,756	$40,536	$0.74

Millipore Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

Three Months Ended April 1, 2006

(dollars in thousands, except EPS data)

	Gross Profit	Gross Profit Margin	Operating Income	Operating Margin	Pre-tax Income	Net Income	Diluted EPS
GAAP results, three months ended April 1, 2006	$142,643	53.1%	$41,944	15.6%	$44,643	$34,531	$0.64
Non-GAAP adjustments:
Costs related to manufacturing consolidation strategy	4,225	1.6%	4,225	1.6%	4,225	2,639	0.05
Purchased intangibles amortization	—	—	1,432	0.5%	1,432	894	0.02

Total non-GAAP adjustments	4,225	1.6%	5,657	2.1%	5,657	3,533	0.07

Non-GAAP results, three months ended April 1, 2006	$146,868	54.7%	$47,601	17.7%	$50,300	$38,064	$0.71

Non-GAAP Gross Profit and Gross Profit Margin

The calculation of non-GAAP gross profit and gross profit margin is displayed in the above tables. Non-GAAP gross profit and gross profit margin exclude the costs related to our manufacturing consolidation strategy for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures” section of this press release. Non-GAAP gross margin and gross profit margin exclude the amortization of intangible assets and acquired inventory fair value adjustments from business acquisitions because (1) the amounts are non-cash, (2) we can not influence the timing and amount of future expense recognition, and (3) excluding such expenses provides investors and management better visibility into the components of operating expenses. In addition, non-GAAP gross profit and gross profit margin exclude the one-time acquisition and related integration expenses in connection with the acquisition of Serologicals because this is the largest acquisition in recent Millipore history.

Non-GAAP Operating Income and Operating Margin

The calculation of non-GAAP operating income and operating margin is displayed in the above tables. Non-GAAP operating income and operating margin exclude the amortization of intangible assets and acquired inventory fair value adjustments related to business acquisitions because (1) the amounts are non-cash, (2) we can not influence the timing and amount of future expense recognition, and (3) excluding such expenses provides investors and management better visibility into the components of operating expenses. The calculation of non-GAAP operating income and operating margin also exclude the costs related to our manufacturing consolidation strategy for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures” section of this press release. Non-GAAP operating income and operating margin exclude one-time acquisition and related integration expenses in connection with the acquisition of Serologicals because this is the largest acquisition in recent Millipore history.

Non-GAAP Pre-tax Income

The calculation of non-GAAP pre-tax income is displayed in the above tables. The calculation of non-GAAP pre-tax income also excludes costs related to our manufacturing consolidation strategy; acquisition and integration expenses; amortization of intangible assets; and acquired inventory fair value adjustments related to business acquisitions for the reasons described for operating income and operating margin above.

Non-GAAP Net Income

The calculation of non-GAAP net income is displayed in the above tables. Non-GAAP net income excludes an adjustment to income tax accrual because this is a significant non-recurring item affecting the income tax provision. Because pre-tax income is included in the net income calculation, the net income calculation also excludes costs related to our manufacturing consolidation strategy; acquisition integration expenses in connection with the acquisition of Serologicals; amortization of intangible assets and acquired inventory fair value adjustments related to business acquisitions for the reasons described for pre-tax income above.

Non-GAAP Diluted Earnings per Share

The calculation of non-GAAP diluted earnings per share is displayed in the above tables. Because net income is included in the diluted earnings per share calculation, the diluted earnings per share calculation excludes the amounts for costs related to our manufacturing consolidation strategy; acquisition integration expenses in connection with the acquisition of Serologicals; amortization of intangible assets, acquired inventory fair value adjustments related to business acquisitions and an adjustment to income tax accrual for the reasons described for net income above.

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